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                                                                    Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 16th day of May, 1996, by and between UNIFY CORPORATION, a California corporation (the "UNIFY California"), and UNIFY CORPORATION, a Delaware corporation ("UNIFY Delaware").


                                    RECITALS

     A. UNIFY California is a corporation duly organized and existing under the laws of the State of California.

     B. UNIFY Delaware is a corporation duly organized and existing under the laws of the State of Delaware.

     C. On the date of this Agreement, UNIFY Delaware has authority to issue 47,931,370 shares, 40,000,000 of which are of Common Stock with a par value of $0.001 per share (the "UNIFY Delaware Common Stock") and 7,931,370 of which are Preferred Stock with a par value of $0.001 per share (the "UNIFY Delaware Preferred Stock"), of which 100 shares of Common Stock are issued and outstanding and owned by UNIFY California.

     D. On the date of this Agreement, UNIFY California has authority to issue 60,000,000 shares of Common Stock (the "UNIFY California Common Stock"), and 17,933,016 shares of Preferred Stock, including 1,463,416 shares of Series A Preferred Stock, 4,000,000 shares of Series B Preferred Stock, 5,213,600 shares of Series C Preferred Stock, 4,256,000 shares of Series D Preferred Stock, and 3,050,000 shares of Series E Preferred Stock (collectively, the "UNIFY California Preferred Stock"), of which the 13,443,732 shares of Common Stock, 1,463,416 shares of Series A Preferred Stock, 4,000,000 shares of Series B Preferred Stock, 5,213,600 shares of Series C Preferred Stock, 3,920,000 shares of Series D Preferred Stock, and 3,000,000 shares of Series E Preferred Stock are issued and outstanding.

     E. Each of the respective Boards of Directors of UNIFY Delaware and UNIFY California has determined that, for the purpose of effecting the reincorporation of UNIFY California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that UNIFY California merge with and into UNIFY Delaware upon the terms and conditions herein provided.

     F. The respective boards of directors of UNIFY Delaware and UNIFY California, the shareholders of UNIFY California and the sole stockholder of UNIFY Delaware have adopted and approved this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, UNIFY California and UNIFY Delaware hereby agree to merge as follows:


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ARTICLE I.     MERGER

     1.1 THE MERGER. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware (the "Delaware Law") and the Corporations Code of the State of California (the "California Code"), UNIFY California shall be merged with and into UNIFY Delaware (the "Merger"), the separate existence of UNIFY California shall cease, and UNIFY Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation."

     1.2 EFFECTIVE TIME OF THE MERGER. Subject to the provisions herein, this Agreement, together with required related certificates, if any, shall be duly executed and filed in accordance with the Delaware Law and the California Code. The Merger shall become effective at the time of the filing of an executed counterpart of this Agreement and any other required certificates with the Delaware Secretary of State ("Effective Time of the Merger").

     1.3 EFFECTS OF THE MERGER. At the Effective Time of the Merger, the separate existence of UNIFY California shall cease and UNIFY Delaware, as the Surviving Corporation, shall:

          (a) continue its corporate existence under the name of Unify Corporation;

          (b) succeed, without other transfer, to all rights, titles, assets, powers and properties of UNIFY California in the manner more fully set forth in
Section 259 of the Delaware Law;

          (c) continue to be subject to all of the debts, liabilities and obligations of UNIFY Delaware as constituted immediately prior to the Effective Time of the Merger; and

          (d) succeed, without other transfer, to all of the debts, liabilities and obligations of UNIFY California, including any obligations of UNIFY California under employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date, in the same manner as of UNIFY Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware Law and the California Code.


ARTICLE II.    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 CERTIFICATE OF INCORPORATION. At the Effective Time of the Merger, the Certificate of Incorporation of UNIFY Delaware shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     2.2 BYLAWS. The Bylaws of UNIFY Delaware as in effect immediately prior to the Effective Time of the Merger, shall continue in full force and effect as the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.


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     2.3  DIRECTORS AND OFFICERS.  At the Effective Time of the Merger, the
directors and officers of UNIFY California shall become the directors and officers of UNIFY Delaware and the members of each committee of the Board of Directors of UNIFY California shall become the members of such committees for UNIFY Delaware.


ARTICLE III.   EFFECT ON CAPITAL STOCK

     3.1 CONVERSION OF UNIFY CALIFORNIA CAPITAL STOCK. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) each share of UNIFY California Common Stock outstanding immediately prior thereto shall be changed and converted into one-seventh (1/7th) of fully paid and nonassessable share of UNIFY Delaware Common Stock;

          (b) each share of each series of UNIFY California Preferred Stock other than Series A Preferred Stock outstanding immediately prior thereto shall be changed and converted into one-seventh (1/7th) fully paid and nonassessable share of UNIFY Delaware Preferred Stock of the same letter designation; and

          (c) each share of UNIFY California Series A Preferred Stock outstanding immediately prior thereto shall be changed and converted into 39/100ths of a share of Series A Preferred Stock of UNIFY Delaware.

     3.2 CONVERSION OF UNIFY CALIFORNIA STOCK OPTIONS. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding option, warrant or other right to purchase shares of UNIFY California Common Stock, including, but not limited to those options granted under the 1991 Stock Option Plan (the "Option Plan"), shall be converted into and become an option, warrant, or right to purchase one-seventh (1/7th) of the number of shares of UNIFY Delaware Common Stock and the exercise price of the option, warrant or right shall be correspondingly adjusted. A number of shares of UNIFY Delaware Common Stock shall be reserved for purposes of such options, warrants, and rights that is equal to one-seventh (1/7th) of the number of shares of UNIFY California Common Stock so reserved immediately prior to the Effective Time of the Merger and UNIFY Delaware shall assume all obligations of UNIFY California under agreements pertaining to such options, warrants, and rights, including the Option Plan.

     3.3 CONVERSION OF UNIFY DELAWARE COMMON STOCK. Forthwith upon the Effective Time of the Merger, the 100 shares of UNIFY Delaware Common Stock presently issued and outstanding in the name of UNIFY California shall be canceled and retired and shall resume the status of authorized and unissued shares of UNIFY Delaware Common Stock, and no shares of UNIFY Delaware Common Stock or other securities of UNIFY Delaware shall be issued in respect thereof.

     3.4 FRACTIONAL SHARES. No fractional shares which a UNIFY Delaware stockholder otherwise would be entitled to receive by reason of the exchange of UNIFY California stock for UNIFY Delaware stock shall be issued. In lieu of any fractional shares to which a holder otherwise would have been entitled (determined on a certificate by certificate basis), UNIFY Delaware shall pay cash equal to such fraction multiplied by the fair market


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value of the Common Stock and the Preferred Stock at the Effective Time of the
Merger as determined by the Board of Directors of UNIFY California.

     3.5 STOCK CERTIFICATES. On and after the Effective Time of the Merger, all of the outstanding certificates which prior to that time represented shares of UNIFY California capital stock shall be deemed for all purposes to evidence ownership of and to represent the shares of UNIFY Delaware stock into which the shares of UNIFY California stock have been converted as herein provided. In addition, on or after the Effective Time of the Merger, the records and books of UNIFY California shall be deemed for all purposes to be the records and books of UNIFY Delaware. The registered owner on the books and records of UNIFY Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to UNIFY Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of UNIFY Delaware stock evidenced by such outstanding certificate as above provided.


ARTICLE IV.    ADDITIONAL COVENANTS

     4.1 COVENANTS OF UNIFY DELAWARE. UNIFY Delaware covenants and agrees that it shall, on or before the Effective Time of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in all other states in which UNIFY California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of the Surviving Corporation;

          (b) irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder; and

          (c) file any and all documents with the California Franchise Tax Board necessary to the assumption by UNIFY Delaware of all of the franchise tax liabilities of UNIFY California.

     4.2 FURTHER ASSURANCES. From time to time, as and when required by UNIFY Delaware or by its successors and assigns, there shall be executed and delivered on behalf of UNIFY California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in UNIFY Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of UNIFY California, and otherwise to carry out the purposes of this Agreement and the officers and directors of UNIFY Delaware are fully authorized in the name and on behalf of UNIFY California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.


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ARTICLE V.     MISCELLANEOUS PROVISIONS

     5.1 AMENDMENT. Except for the terms of Article III of this Agreement, at any time before or after approval and adoption by the shareholders of UNIFY California, this Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of UNIFY Delaware and UNIFY California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Agreement.

     5.2 ABANDONMENT. At any time before the Effective Time of the Merger, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either UNIFY California or UNIFY Delaware or both, notwithstanding the prior approval of this Agreement by the sole stockholder of UNIFY Delaware and by the shareholders of UNIFY California.

     5.3 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

     5.4 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolution of the Boards of Directors of UNIFY California and UNIFY Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.


UNIFY CORPORATION,                      UNIFY CORPORATION,
a California Corporation                a Delaware Corporation





By:  /s/                                By:  /s/
    -------------------------------          ----------------------------------
     Reza Mikailli, President                Reza Mikailli, President


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                            CERTIFICATE OF SECRETARY
                                       OF
                                UNIFY CORPORATION
                             A DELAWARE CORPORATION


     The undersigned, Reza Mikailli, the Secretary of Unify Corporation, a Delaware corporation (the "Corporation"), hereby certifies that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its President and Treasurer under the corporate seal of the Corporation and was duly approved and adopted by written consent of the sole stockholder of the Corporation dated May 14, 1996.

Dated:  May 14, 1996.



                                            /s/
                                   -------------------------------------------
                                   Reza Mikailli, Secretary


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